EXHIBIT 23


                        Consent Of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Donaldson Company, Inc. of our report dated September 11, 1996, included in the 1996 Annual Report to Shareholders of Donaldson Company, Inc.

Our audit also included the financial statement schedule of Donaldson Company, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Number 33-27086 on Form S-8 dated February 17, 1989, Registration Statement Number 2-90488 on Form S-8 dated May 2, 1984, as amended through Post Effective Amendment No. 1 dated January 7, 1988, and Registration Statement Number 33-44624 dated December 20, 1991, of our report dated September 11, 1996, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule of Donaldson Company, Inc. included in this Annual Report on Form 10-K of Donaldson Company, Inc.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP

Minneapolis, Minnesota
October 28, 1996